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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-14321 of Dura Pharmaceuticals, Inc. on Form S-3 of (i) our report dated February 10, 1995 (March 8, 1995 as to Note 3) relating to the financial statements of Dura Delivery Systems, Inc. (a development stage enterprise) as of December 31, 1993 and 1994 and for the periods then ended; and (ii) our report dated January 29, 1996 (April 26, 1996 as to the reclassifications described in Note 2) relating to the consolidated financial statements of Dura Pharmaceuticals, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, both of which are included or incorporated by reference in the Prospectus, which is a part of such Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

San Diego, California
October 31, 1996